Exhibit 99.1

NYMEX Holdings, Inc., to Distribute Special Dividend to Shareholders

New York, N.Y., July 6, 2005 -- NYMEX Holdings, Inc. announced today that its board of directors has voted to declare and distribute a significant and unprecedented special cash dividend of $81.6 million to NYMEX shareholders of record as of July 15, 2005. Each shareholder will be paid $100,000 per share of NYMEX common stock during the week of August 1.

NYMEX Chairman Mitchell Steinhause said, "We are pleased that the strength of our business enables us to return value to our shareholders and reward them for NYMEX's growth. We are focused on expanding our business globally over the long term, and we expect to continue to build on our position as the world's largest and most important physical commodities exchange."

# # #

Forward Looking and Cautionary Statements
This press release may contain forward--looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward--looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward--looking statements. In particular, the forward--looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward--looking statements.